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                                                                   EXHIBIT 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the prospectus constituting part of this Registration Statement on Form S-4 of Identix Incorporated of our report dated February 26, 1999 relating to the financial statements of IDT Holdings, Inc. (formerly Identicator Technology, a California general partnership) which appears in such prospectus. We also consent to the reference to us under the heading "Experts" in such prospectus.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 12, 1999